UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 17, 2026

NATURALSHRIMP INCORPORATED

(Exact name of registrant as specified in its charter)

Nevada	000-54030	74-3262176
(State or other jurisdiction of incorporation)	Commission File Number:	IRS Employer Identification No.:

P.O. Box 1256, Dallas, TX 75225

Address:

(561) 716-0684

(Registrant’s Telephone Number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act ☐

Item 1.01 Entry into a Material Definitive Agreement

On March 17, 2026, NaturalShrimp Incorporated (the “Company”) entered into an Intellectual Property Acquisition and Management Transition Agreement (the “Agreement”) with Hydrenesis, Inc., a Florida corporation (“Hydrenesis”), and David Antelo (“Antelo”).

Pursuant to the Agreement:

●	The Company will transition its operations toward the commercialization of aquaculture and water treatment technologies; and

●	Governance and control of the Company has been transferred in accordance with the Agreement.

●	Hydrenesis will transfer certain intellectual property and related technology assets to the Company (the “Transferred IP”);

●	The Company’s outstanding obligation to Hydrenesis in the amount of approximately $1,034,112 will be converted into equity at Closing;

●	The Company has approved and executed Certificates of Designation for Series P, Series P-2, and Series L Preferred Stock, which are expected to be filed with the Nevada Secretary of State;

●	Existing liabilities, obligations, and legacy securities, including Series A Preferred Stock and Series F Preferred Stock, will be restructured, amended, cancelled, or exchanged into Series L Preferred Stock;

The foregoing description is qualified in its entirety by reference to the full Agreement, which will be filed as an exhibit.

Item 3.02 Unregistered Sales of Equity Securities

In connection with the Agreement described in Item 1.01, the Company has approved the issuance of Series L, Series P, and Series P-2 Preferred Stock.

Such securities will be issued following the filing and effectiveness of the applicable Certificates of Designation and will be issued in reliance upon exemptions from registration pursuant to Section 4(a)(2) of the Securities Act of 1933 and/or Regulation D.

These securities will be subject to transfer restrictions and may not be offered or sold absent registration or an applicable exemption.

Item 5.01 Changes in Control of Registrant

On March 17, 2026, a change in control of the Company occurred.

The change in control resulted from:

●	The execution of the Agreement;

●	The governance provisions contained therein granting control over board composition and executive authority;

●	The restructuring and elimination of legacy securities, including Series A and Series F Preferred Stock; and

●	The appointment of David Antelo as Chief Executive Officer and sole director of the Company.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers

On March 17, 2026:

●	Gerald Easterling, Chief Executive Officer and Director, resigned;

●	Bill Delgado, Chief Financial Officer and Director, resigned;

●	Tom Untermyer, Chief Operating Officer and Director, resigned;

●	David Antelo was appointed as Chief Executive Officer and sole director of the Company, effective immediately;

●	The Board is expected to be expanded to three (3) directors.

The resignations of the Prior Team were not the result of any disagreement with the Company regarding its operations, policies, or practices.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description
3.1	Form of Series L Preferred Stock Certificate of Designation (executed, to be filed)

3.2	Form of Series P Preferred Stock Certificate of Designation (executed, to be filed)

3.3	Form of Series P-2 Preferred Stock Certificate of Designation (executed, to be filed)

10.1	Intellectual Property Acquisition and Management Transition Agreement dated March 17, 2026

10.2	Form of Intellectual Property Assignment Agreement

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NATURALSHRIMP INCORPORATED

By:	/s/ David Antelo
Name:	David Antelo
Title:	Chief Executive Officer

Date: March 30, 2026